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                                                                   EXHIBIT 10.33


                                EXHIBIT 2.2 (F)

                 WEB DEVELOPMENT AND HOSTING SERVICES AGREEMENT

         This Web Development and Hosting Services Agreement (the "Agreement") is entered on the date below written by and between InsureRate, Inc., a Georgia corporation ("InsureRate"), and Hamilton Dorsey Alston Company, a Georgia corporation ("HDA").

                                R E C I T A L S:

         WHEREAS, InsureRate is engaged in the business of providing Internet web development and web hosting services to entities engaged in the sale, marketing or underwriting of insurance and other financial products and services;

         WHEREAS, HDA is a duly licensed insurance agency and is licensed to solicit the sale of and sell certain insurance services and products in certain states of the United States;

         WHEREAS, HDA desires to engage InsureRate to provide certain web page development and web hosting services to HDA in connection with HDA's business.

         NOW, THEREFORE, for and in consideration of the mutual premises set forth herein and for other good and valuable consideration the receipt and sufficiency of which is acknowledged and accepted by each of the parties hereto, and subject to the terms and conditions stated herein, the parties hereto agree as follows.

1.  Web Page Development Schedule.

         (a) InsureRate agrees to perform for HDA Internet web site development services (the "Development Services") for the creation of an internet web site located on InsureRate's servers (the "Wed Site") for the marketing of group and individual insurance products in the lines of insurance described on Exhibit A hereto (the "Exclusive Products") according to the specifications submitted by HDA to InsureRate. InsureRate shall offer to HDA the right to market and advertise any other insurance products to be offered on InsureRate's web servers prior to offering such right to any other insurance agency. If HDA declines to offer any such product or service on the Web Site, then InsureRate may offer the right to market such product or service to any other insurance agency on the Web Site or any web server of InsureRate.

         (b) HDA may change its content or add to it as frequently as HDA wishes with the approval of InsureRate, which approval shall not be unreasonably withheld or delayed. InsureRate will promptly provide changes to links, text, and graphics, project management, and programming for the Web Site as requested by HDA.


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2.  Exclusive License.

         InsureRate hereby grants to HDA an exclusive license to display on the Internet World Wide Web the Web pages in the form prepared by InsureRate pursuant to performing the Development Services ("Work Product") and to copy and modify the Work Product, except for the Programming Code, and create derivative works of the Work Product, except for the Programming Code, for such display on the World Wide Web of Web pages of HDA only. The Work Product shall only be used for Web pages of HDA and its affiliates and shall not be used for any other party. Notwithstanding the above, HDA shall not allow any party to copy, modify or create derivative works of the programming code or other code that is not HTML ("Programming Code"). HDA and other parties shall not reverse engineer or decompile any of the Work Product. In consideration of this license, HDA agree that any copies, modifications and derivative works of the Work Product shall retain all copyright and other proprietary notices of InsureRate as originally contained therein. All materials delivered to InsureRate by HDA ("HDA's Material") shall remain the property of HDA and InsureRate shall not have the right to use HDA's Material except in performing the Development Services for HDA. HDA warrants that all information provided to InsureRate is either owned by HDA or HDA has a right to use such information for the purposes contemplated herein. All Work Product, except for HDA's Material, shall be the sole property of InsureRate, and InsureRate reserves all rights in the Work Product, subject to the above license. InsureRate uses core modules of software code to build Programming Code and does not grant HDA resale or licensing rights to the Programming Code. All Work Product is subject to intellectual property rights reserved by InsureRate and/or others, and may not be further licensed or transferred to others. HDA authorizes InsureRate to use, display, demonstrate and place on the World Wide Web the Work Product for marketing purposes of InsureRate. InsureRate is entitled to place a small hyperlinked logo at the bottom of any Web Site page and/or Programming code or applications created for HDA.

3. Limited Warranty.

         InsureRate warrants that for a period of 90 days from the date of first installation of HDA's Web page Work Product on the server described above, the coding of such Work Product shall be reasonably HTML-compliant and will perform substantially as described in the attached proposal, if any. InsureRate agrees to provide support and maintenance for any Work Product for a period of 90 days of HDA's first usage of said Work Product. Notwithstanding the foregoing, the sole and exclusive remedy for a breach of the warranties shall be that InsureRate shall replace the nonconforming coding to make such Work Product reasonably HTML-compliant. HDA acknowledges that HTML is an industry standard that contains some ambiguous provisions and that does not completely address all issues associated with the coding of Web pages accessible via the World Wide Web. HDA also acknowledges that HTML is a standard that will be amended from time to time and that not all "browsers" used by third parties to access the World Wide Web implement HTML in the same way. Variations in HTML coding associated with ambiguities or revisions to the HTML standard or variations among World Wide Web browsers shall not be the basis for a claim of breach of Insurerate's warranties under this Agreement. HDA acknowledges that InsureRate develops primarily for the Netscape Browser. Many enhanced features of this browser appear broken or nonexistent on other browsers such as


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CompuServe, Prodigy, etc. If HDA needs its Web Site and/or Programming Code viewed by the broadest possible audience, additional special programming may be required and such additional services are not covered unless specifically indicated in writing in this proposal. Notwithstanding anything contained herein to the contrary, InsureRate makes no representation or warranty to HDA, express or implied, that the Web Site can or will process any date information relating to the change of the year 2000.

4.  Web Site Maintenance Schedule.

         (a) InsureRate will perform maintenance during the Term ("Maintenance Period") on the Web Site. During the Maintenance Period, InsureRate will provide services to correct any errors in the operation of all the Web Site's applications and to maintain the function of such applications and the Web Site. During the Maintenance Period, HDA is entitled to receive any free upgrades of any Web Site applications provided by InsureRate, provided that HDA shall not be entitled to receive any applications that were not originally placed in the Web Site by InsureRate or to receive any new products announced by InsureRate. InsureRate is not obligated to perform any maintenance or fulfill any warranty obligation if HDA has modified any source code in the Web Site or any of the applications in the Web Site.

         (b) InsureRate shall not be obligated pursuant to these maintenance Services to incorporate into the Web Site any new material that constitutes more than fifteen (15%) percent of material in the Web Site and/or I-net Applications contained therein. For the purposes of determining new material exceeding 15% , the average number of pages during any term will be used as the divisor for the number of new pages added. InsureRate will inform HDA before doing any work under this maintenance Schedule if InsureRate believes that the maintenance exceeds the amount of changes that InsureRate is obligated to make under the annual maintenance contract in place at the time. These maintenance Services do not include creation of new applications or Programming Code. InsureRate's maintenance Services are limited to changes in the static content of the Web Site, unless otherwise provided herein.

         (c) Unfortunately, computers need routine maintenance and sometimes break down. Also, COMPANY cannot control the timing or volume of attempts to access Insurerate's web server. As a result, InsureRate does not guarantee or warrant that HDA or any third parties will be able to access the Web Site at any particular time.

InsureRate's access services are provided on an "as-is, as-available" basis.

5.  Web Site Hosting Services.

         During the Term, InsureRate will provide the hosting of the Web Site files described in Section 2 hereof on the web servers of InsureRate.

6.  Web Hosting Maintenance Fees.

         HDA shall pay a quarterly hosting fee to InsureRate on or before the tenth (10th) day of each quarter equal an amount (the "Web Hosting Rate") mutually agreed upon in writing by HDA and InsureRate pursuant to a business plan approved by both of them (the "Approved


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Business Plan") not to exceed two thirds (2/3)of the revenue earned by HDA during the preceding calendar quarter from all agency and brokerage agreements between HDA and each insurer for which HDA markets and sells insurance products or services on the Web Site (each, an "HDA Web Carrier"). Notwithstanding anything herein contained to the contrary, for any insurance product or service of an HDA Web Carrier which is marketed on the Web Site, the Web Hosting Rate shall be adjusted downward, by an amount mutually agreed upon by HDA and InsureRate, if the actual costs of HDA's administration thereof exceeds or is reasonably likely to exceed the amount of expenses contemplated in the Approved Business Plan.

7.  HDA's Covenants.  During the Term of this Agreement,

         (a) HDA shall not represent to any person or entity that InsureRate is an insurance agency or engaged in the solicitation or sale or any insurance products.

         (b) HDA shall not breach the terms of any agency agreement between HDA and any insurer.

         (c) HDA shall maintain, at its sole expense, all licenses required by any applicable state insurance laws, regulations or bulletins for HDA's marketing, solicitation and sale of any insurance product placed on the Web Site.

         (d) HDA shall not solicit the sale of any insurance product or application therefor in any jurisdiction in which HDA is not duly licensed and will use its good faith efforts to obtain any insurance agency licenses that InsureRate determines are required in order for HDA to use the Web Site for the marketing and sale of insurance products or services in any state.

         (e) HDA shall comply with Insurerate's content standards as described below:

                  (i) Adult-Oriented Sites. InsureRate's policy is NOT to host "Adult Oriented" Web sites. There are various legal and logistical reasons as to why InsureRate has decided to instigate this policy, among others: adult sites typically generate an enormous amount of traffic disproportionate to the amount of useful information provided.

                  (ii) Spamming. InsureRate has a strict policy against spamming. Users who spam via E-mail, newsgroups, etc. are not allowed on InsureRate's servers. HDA will receive a warning from InsureRate after the first such complaint from any of InsureRate's clients. If InsureRate receives any additional complaints, the Web Site will be removed, and this Agreement will be terminated by InsureRate. This is a zero toleration policy. Spamming is not allowed with any InsureRate account.

                  (iii) Reservation of Rights. InsureRate reserves the right to remove objectionable content, determined in InsureRate's sole discretion, from any Web site or account on InsureRate's servers.

         (f) HDA shall comply with all applicable federal, state and local laws in using the Web Site.


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         (g) HDA shall keep its books and records and account for all commissions and other revenue earned form HDA Web Carriers in accordance with generally accepted accounting principles and customary practices of insurance agencies in the United States.

         (h) HDA shall not make any attempt to gain unauthorized access to any other systems or networks. HDA understands that the information available through InsureRate or interconnecting networks may not be accurate. HDA understands that internetworking communications are not secure, and may be subject to interception or loss. InsureRate makes no warranties of any kind, either express, implied, or statutory concerning the data or information available through the InsureRate network.

8.  Term of Agreement.

         The initial term of this Agreement (the "Initial Term") shall commence on January 26, 1998 and continue for a period of five (5) years, unless terminated earlier as provided herein. This Agreement shall automatically renew for an additional term of five (5) years at the expiration of the Initial term unless either party gives the other written notice of its desire not to renew at least ninety (90) days prior to the expiration of the Initial Terms.

9. Representations and Warranties By InsureRate. InsureRate represents and warrants to HDA as follows:

         (a) InsureRate is a corporation duly organized and existing under the laws of the State of Georgia and has all requisite corporate authority to own its properties and to carry on its business as now conducted. InsureRate is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary.

         (b) The execution, performance and delivery of this Agreement by InsureRate are within InsureRate's corporate powers and have duly authorized by all necessary corporate action on the part of InsureRate. This Agreement constitutes the valid and binding agreement of InsureRate enforceable against InsureRate in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may limited by equitable principle of general applicability.

         (c) The execution, performance and delivery of this Agreement by InsureRate require no action by or in respect of, or filing with, any governmental body, agency, or official.

         (d) The execution, performance and delivery of this Agreement by InsureRate do not and will not violate (i) the articles of incorporation or bylaws of InsureRate, (ii) violate any applicable law, rule, regulation, judgment, order or decree or alter or impair any licenses, franchise, permit or other similar authorization held by InsureRate, or (iii) require the consent or other action of any person or entity.

         (e) There is no action, suit, investigation or proceeding pending against, or the knowledge of InsureRate, threatened against or affecting InsureRate before any court or arbiter or


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any governmental or regulatory body, agency or official, which would could adversely affect InsureRate's ability to perform its obligations under this Agreement.

         (f) INSURERATE DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, AGAINST INFRINGEMENT AND OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO SERVICES CONTEMPLATED TO BE PROVIDED BY INSURERATE UNDER THIS AGREEMENT.

10. Representations and Warranties By HDA. HDA represents and warrants to InsureRate as follows:

         (a) HDA is a corporation duly organized and existing under the laws of the State of Georgia and has all requisite corporate authority to own its properties and to carry on its business as now conducted. HDA is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary.

         (b) HDA is duly licensed as any insurance agency to sell property, casualty, life and health insurance certain states of the United States. HDA's authority to sell such insurance in such states is not restricted in any respect, and all such licenses are in full force and effect.

         (c) The execution, performance and delivery of this Agreement by HDA are within HDA's corporate powers and have duly authorized by all necessary corporate action on the part of HDA. This Agreement constitutes the valid and binding agreement of HDA enforceable by InsureRate against HDA in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may limited by equitable principle of general applicability.

         (d) The execution, performance and delivery of this Agreement by HDA require no action by or in respect of, or filing with, any governmental body, agency, or official.

         (e) The execution, performance and delivery of this Agreement by HDA do not and will not violate (i) the articles of incorporation or bylaws of HDA,
(ii) violate any applicable law, rule, regulation, judgment, order or decree or alter or impair any licenses, franchise, permit or other similar authorization held by HDA, or (iii) require the consent or other action of any person or entity.

         (f) There is no action, suit, investigation or proceeding pending against, or the knowledge of HDA, threatened against or affecting HDA before any court or arbiter or any governmental or regulatory body, agency or official, which would could adversely affect HDA's ability to perform its obligations under this Agreement or any agreement between HDA and any insurer or the ability of HDA to market and sell insurance products on the Internet.


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         (g) HDA owns the unregistered trademark for the mark "HDA" free and clear of all liens and encumbrances, and HDA has not licensed such trademark to any other person or entity.

         (h) During the Term, HDA shall not market or solicit any insurance product or service on an Internet web site (other than the Web Site) which is engaged in direct competition with InsureRate.

11.  Nondisclosure.

         HDA and INSURERATE acknowledge that the other party may disclose to them ("Recipient") certain Proprietary Material in the performance of this Agreement. Recipient agrees (i) to hold the Proprietary Material in strict confidence, (ii) not to use the Proprietary Material other than for the performance of this Agreement, and, (iii) to disclose the Proprietary Material only to full time employees of Recipient requiring such material for performance of the Services in accordance with this Agreement, and who have undertaken an obligation of confidentiality and limitation of use consistent with this Agreement. "Trade Secrets" means information of Recipient that is a trade secret under applicable law. "Confidential Information" means confidential or proprietary information of value to INSURERATE other than Trade Secrets. "Proprietary Material" means Trade Secrets and Confidential Information. This obligation will continue during the Term and for three (3) years thereafter for Confidential Information and for Trade Secrets as long as they are Trade Secrets under applicable law.

12.  Trademarks.

         INSURERATE grants HDA permission to utilize and HDA agrees to maintain and display certain INSURERATE designated trademarks and symbols in HDA's web site in the form placed by INSURERATE pursuant to the Services.

13.  Limitation of Liability.

         INSURERATE AND HDA SHALL IN NO EVENT BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, OR ANY OTHER INDIRECT LOSS OR DAMAGE, INCLUDING LOST PROFITS, ARISING OUT OF THIS AGREEMENT OR ANY OBLIGATION RESULTING THEREFROM, OR THE USE OR PERFORMANCE OF ANY SERVICE, WHETHER IN AN ACTION FOR OR ARISING OUT OF ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. INSURERATE'S ENTIRE LIABILITY FOR ANY CLAIM, LOSS, DAMAGE, OR EXPENSE FROM ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, SHALL BE LIMITED TO DIRECT, PROVEN DAMAGES IN AN AMOUNT NOT TO EXCEED THE SUMS PAID BY HDA TO INSURERATE HEREUNDER, IN AGGREGATE FOR ALL SUCH CLAIMS.


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14.  Termination.

         A.  This Agreement may be terminated as follows:

             (i)    by the mutual written consent of each of InsureRate and HDA;

             (ii) by InsureRate upon a Change in Control by delivering to HDA written notice of termination within thirty
                    (30) days after InsureRate receives notice of such Change in Control;

             (iii) by InsureRate if any of HDA's licenses, permits or other authorizations issued by any federal or state insurance regulatory authority shall become suspended, revoked or non-renewed or subject to a proceeding therefor;

             (iv) by InsureRate upon the voluntary or involuntary filing against HDA of any petition under any federal or state bankruptcy, receivership, liquidation, rehabilitation, administrative supervision or similar law;

             (v) by InsureRate if HDA breaches any term or provision of this Agreement or any duty owed by HDA to InsureRate pursuant to this Agreement;

             (vi) by InsureRate if HDA shall violate any applicable material federal, state or local law, regulation or rule in connection with this Agreement;

             (vii) by HDA if InsureRate shall breach any material term or provision of this Agreement;

             (viii) by HDA upon the voluntary or involuntary filing against
                    InsureRate of any petition or bankruptcy, receivership or similar law; or

             (ix) by either HDA or InsureRate for any or no reason by delivering to the other party at least sixty (60) days prior written notice of termination.

15. Indemnification.

         (a) By InsureRate. InsureRate shall indemnify and hold harmless HDA from and against any and all losses, claims, damages (compensatory and punitive), liabilities and expenses, including reasonable costs of investigation and legal counsel fees and disbursements, which may be imposed upon or incurred by HDA or its directors, officer and employees as the result of any breach by InsureRate of this Agreement or any negligent or willful misconduct of InsureRate in rendering or performing any of the services contemplated herein to be performed by InsureRate.

         (b) By HDA. HDA shall indemnify and hold harmless InsureRate, any person or entity which provides Internet web services to InsureRate and each of their shareholders, directors, officers and employees (collectively, the "InsureRate Indemnitees") from and against any and all losses, claims, damages (compensatory and punitive), liabilities and expenses, including reasonable costs of investigation and legal counsel fees and disbursements, which may be


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imposed upon or incurred by any of the InsureRate Indemnitees as the result of or in connection with:

                  (i) any breach by HDA of this Agreement or any negligent or willful misconduct of HDA in connection with this Agreement;

                  (ii) any claim, suit, action or proceeding brought against any of the InsureRate Indemnitees by any agent, producer, subagent or subproducer of HDA;

                  (iii) any claim, suit, action or proceeding brought against any of the InsureRate Indemnitees by any HDA Web Carrier related to any agreement between HDA and such HDA Web Carrier;

                  (iv) any claim, suit, action or proceeding brought against any of the InsureRate Indemnitees related to any trademark or service mark of HDA or any of HDA Web Carriers; and

                  (v) any claim, suit, action or proceeding brought against any of the InsureRate Indemnitees by insurance regulatory body, agency or official related to any act or omission by HDA.

         (c)  Indemnification Procedure.

                  (i) In order to be indemnified and held harmless, pursuant to Sections 15 (a) or (b) hereof, a party entitled to be indemnified and held harmless pursuant to such Section (the "Indemnified Party") shall notify the party liable for such indemnification (the "Indemnifying Party") in writing immediately upon becoming aware of any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Subject to the Indemnifying Party's right to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Section 15 within thirty (30) days after the receipt of written notice thereof from the Indemnified Party.

                  (ii) If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to Section 15, and if such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party which the Indemnifying Party acknowledges is a claim or demand for which it must indemnify or hold harmless the Indemnified Party under Section 15 (a) or
(b), the Indemnifying Party shall have the right to employ counsel acceptable to the Indemnified Party to defend any such claim or demand asserted against the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any such claim or demand. The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 15 of its election to defend in good faith any such third party claim or demand. So long as the Indemnifying Party is defending in good faith any such claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such claim or demand. The Indemnified Party shall make available to the


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Indemnifying Party or its agents all records and other materials in the
Indemnified Party's possession reasonably required by it for its use in contesting any third party claim or demand. Whether or not the Indemnifying Party elects to defend any such claim or demand, the Indemnified Party shall have no obligations to do so.

16.   Miscellaneous.

                  (a) Amendment. This Agreement may be amended at any time only by the mutual agreement of the parties hereto. Any such amendment must be in writing and signed by the duly authorized representatives of the parties hereto.

                  (b) Binding Effect. This Agreement shall inure to the benefit of and be binding upon each of the successors and permitted assigns of the parties hereto.

                  (c) Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be deemed to be an original, but which together shall constitute but one and the same instrument.

                  (d) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings (whether written or oral) between InsureRate and HDA relating to the subject matter hereof. No representation, inducement, promise or agreement, oral or otherwise, made by any party hereto which is not embodied or referred to herein is or shall be of no force or effect.

                  (e) Governing Law. This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Georgia without regard to its applicable principles of conflicts of laws.

                  (f) Headings and References. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any term or provision hereof.

                  (g) Nature of Relationship. The relationship between InsureRate and HDA under this Agreement shall be that only of an independent contractor. Nothing contained in this Agreement shall be construed as creating or deemed to create the relationship of employer and employee, a partnership, a joint venture, agency or other association between InsureRate and HDA or any of their respective affiliates, directors, officers, employees, agents or sub-agents.

                  (h) No Assignment. This Agreement shall not be assignable by any party hereto without prior written consent of the other party hereto and any attempt to assign this Agreement without such consent shall be void.

                  (i) Notices and Other Communications. All notices of objections, other notices or other communications required or permitted hereunder must be in writing and shall be deemed effectively given (a) upon delivery, when delivered personally against receipt therefor, (b) upon delivery when sent by certified mail, postage prepaid and return receipt requested, (c) upon


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transmission, when transmitted by telecopier, facsimile, telex or other electronic transmission method, provided that receipt is confirmed and notice is sent by certified mail, postage prepaid and return receipt requested, or (d) upon delivery, when sent by Federal Express or other nationally recognized overnight delivery service.

         If more than one (1) party is entitled to receive a specific notice or other communication, the same shall be deemed to have been effectively given when given to all of the parties entitled to receive the same, in the manner described above. Any such notice shall be sent to the party to whom notice is intended to be given at its address as shown below:

         If to InsureRate:          InsureRate, Inc.
                                    Building 14, Suite 100
                                    3535 Piedmont Road
                                    Atlanta, Georgia 30308
                                    Attention: Jerome R. Corsi, President
                                    Facsimile: (404) 237-3060

         with a copy to:            Morris, Manning & Martin, L.L.P.
                                    1600 Atlanta Financial Center
                                    3343 Peachtree Road, N.E.
                                    Atlanta, Georgia 30326
                                    Attention:  Brian T. Casey, Esq.
                                    Facsimile: (404) 365-9532

         If to HDA                  Hamilton Dorsey Alston Company
                                    Suite 100
                                    3350 Cumberland Circle
                                    Atlanta, Georgia 30339-3356
                                    Attention:  Curt L. Goetsch, Senior Vice
                                                President
                                    Facsimile: (770) 850-9375

                  (j) No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies, including any rights or remedies as an intended or incidental third party beneficiary, of any nature under or by reason of this Agreement.

                  (k) Inspection. Each party hereto and its authorized representatives and agents shall have the right to inspect, audit and copy, at the offices of the other party hereto, any of the records, books or accounts (regardless of the medium in which they are maintained) of the other party pertaining in any way to any of the transactions or services contemplated herein by delivering to the other party hereto at least two (2) days prior written notice of inspection


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         IN WITNESS WHEREOF the undersigned have affixed their hands and seal this the 23rd day of January, 1998.

                                       INSURERATE, INC.


                                       By:
                                          --------------------------------------
                                               Jerome R. Corsi, President


                                                 [CORPORATE SEAL]


                                       HAMILTON DORSEY ALSTON
                                       COMPANY

                                       By:
                                          --------------------------------------
                                          Curt L. Goetsch, Senior Vice President

                                                 [CORPORATE SEAL]


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